UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
November 2, 2010

RENT-A-CENTER, INC.
(Exact name of registrant as specified in charter)

Delaware	0-25370	45-0491516
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation or organization)		No.)
5501 Headquarters Drive
Plano, Texas 75024
(Address of principal executive offices and zip code)
(972) 801-1100
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
On November 2, 2010, pursuant to the terms of a Purchase Agreement dated October 28, 2010, among Rent-A-Center, Inc. (the “Company”), certain subsidiary guarantors named therein (the “Guarantors”) and J.P. Morgan Securities LLC, as representative for itself, Banc of America Securities LLC, Goldman, Sachs & Co., Citigroup Global Markets, Inc. and BB&T Capital Markets, a division of Scott & Stringfellow, LLC (collectively, the “Initial Purchasers”), the Company issued and sold $300 million in aggregate principal amount of the Company’s 6.625% Senior Notes due 2020 (the “Notes”). The Company intends to use $200 million of the net proceeds of the offering to repay term loans under the Company’s existing senior secured credit facilities and the remaining net proceeds to repurchase shares of the Company’s common stock.
The Notes were issued at an issue price of 100%. Interest on the Notes is payable on May 15 and November 15 of each year, commencing May 15, 2011. The Notes will mature on November 15, 2020. The Notes are unsecured and are initially jointly and severally guaranteed by the Guarantors, and may be guaranteed by certain future subsidiaries of the Company.
The Notes are redeemable, in whole or part, at any time on or after November 15, 2015. Prior to November 15, 2015, the Company may redeem some or all of the Notes at a “make whole” redemption price. In addition, prior to November 15, 2013, the Company may redeem up to 35% of the Notes with the proceeds of certain equity offerings at a redemption price of 106.625% of the principal amount of the Notes, together with accrued and unpaid interest, if any, at the date of redemption. If the Company experiences certain change of control events, the Company must offer to repurchase the Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any, at the purchase date.
The Notes were issued under an Indenture dated as of November 2, 2010, among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Indenture”). The Indenture contains customary restrictive covenants and default provisions for an issue of senior notes of this nature. A copy of the Indenture is filed with this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.
The Notes were issued pursuant to a private placement and are expected to be resold by the Initial Purchasers under Rule 144A and Regulation S under the Securities Act of 1933.
Additionally, the Company and the Guarantors entered into a Registration Rights Agreement with J.P. Morgan Securities LLC, as representative for the Initial Purchasers of the Notes, dated as of November 2, 2010, pursuant to which the Company and the Guarantors have agreed to use their commercially reasonable efforts to file an exchange offer registration statement to exchange the Notes for publicly registered notes with identical terms or, under certain circumstances, file a shelf registration statement to cover resales of the Notes. A copy of the Registration Rights Agreement is filed with this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
As set forth in Item 1.01 of this report, on November 2, 2010, the Company issued and sold $300 million in aggregate principal amount of its 6.625% Senior Notes due 2020. The information set forth in Item 1.01 of the report with respect to the issuance and the terms of such Notes is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

4.1	Indenture, dated as of November 2, 2010, among Rent-A-Center, Inc. (the “Company”), the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 6.625% Senior Notes due 2020.

4.2	Registration Rights Agreement relating to the 6.625% Senior Notes due 2020, dated as of November 2, 2010, among the Company, the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative for the initial purchasers named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENT-A-CENTER, INC.
Date: November 4, 2010	By:	/s/ Robert D. Davis
Robert D. Davis
Executive Vice President — Finance, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of November 2, 2010, among the among Rent-A-Center, Inc. (the “Company”), the subsidiary guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the Company’s 6.625% Senior Notes due 2020.

4.2	Registration Rights Agreement relating to the 6.625% Senior Notes due 2020, dated as of November 2, 2010, among the Company, the subsidiary guarantors party thereto and J.P. Morgan Securities LLC, as representative for the initial purchasers named therein.